UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Caribou Coffee Company, Inc.
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3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429

March 29, 2010

Dear Shareholders:

You are cordially invited to attend the Caribou Coffee Company, Inc. Annual Meeting of Shareholders on Thursday, May 13, 2010 at 10 a.m. (Central Time). The meeting will be held at the Hotel Ivy, 201 South Eleventh Street, Minneapolis, Minnesota.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement. At the meeting, we will also report on the Caribou Coffee Company, Inc. operations and respond to any questions you may have.

For the first time, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareowners over the Internet. We believe that this e-proxy process expedites shareowners’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On April 2, 2010, we will begin mailing to certain shareowners a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 proxy statement and annual report and vote online. All other shareowners will receive the proxy statement and annual report by mail.

Very truly yours,

Michael Tattersfield
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you can revoke your proxy and vote your shares in person. If you hold your shares through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

CARIBOU COFFEE COMPANY, INC.
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 13, 2010

The Annual Meeting of Shareholders of Caribou Coffee Company, Inc. will be held at the Hotel Ivy, 201 South Eleventh Street, Minneapolis, Minnesota, on Thursday, May 13, 2010, at 10 a.m. (Central Time) for the following purposes:

1. To elect nine directors nominated by the Board of Directors to serve until the 2011 Annual Meeting of Shareholders.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2011.

3. To consider any other business to properly come before the meeting.

Only shareholders of record at the close of business on March 18, 2010 will be entitled to notice of, and to vote, at the Annual Meeting of Shareholders and any adjournments or postponements of the meeting.

Our proxy statement is attached to this Notice of Annual Meeting of Shareholders. Financial and other information concerning us is contained in the Caribou Annual Report to Shareholders for the fiscal year ended January 3, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2010: The Caribou Coffee Company proxy statement for the 2010 Annual Meeting of Shareholders and the 2009 Annual Report to shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Dan E. Lee
Secretary

Brooklyn Center, Minnesota
March 29, 2010

CARIBOU COFFEE COMPANY, INC.
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429
PROXY STATEMENT
for the
2010 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by and on behalf of the Board of Directors (the “Board”) of Caribou Coffee Company, Inc., a Minnesota corporation (“we,” “us,” “our,” “Caribou” or the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 10 a.m. (Central Time) on Thursday, May 13, 2010, at the Hotel Ivy, 201 South Eleventh Street, Minneapolis, Minnesota, and at any adjournment or postponement thereof. The Company will take advantage of the Security and Exchange Commission rule allowing companies to furnish proxy material over the internet. On April 2, 2010, we will begin mailing to certain shareowners of record on March 18, 2010 a notice of internet availability of proxy materials containing instructions on how to access our 2010 proxy statement and annual report and vote online. All other shareowners of record on March 18, 2010 will receive the proxy statement and annual report by mail.

We will bear the expense of preparing, printing and mailing this proxy statement and the proxies we are soliciting. Proxies will be solicited by mail and may also be solicited by directors, officers and other Caribou employees, without additional remuneration, in person or by telephone or facsimile transmission. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense. Proxies and ballots will be received and tabulated by Wells Fargo Shareowner Services, the Company’s transfer agent and the inspector of elections for the Annual Meeting.

ABOUT THE MEETING

What am I voting on?

You will be voting on the following: (1) to elect nine directors nominated by the board, (2) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm and (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. No cumulative rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock as of the close of business on March 18, 2010, the record date. Each share of common stock is entitled to one vote. As of the record date, we had 20,041,371 shares of common stock outstanding.

How do I vote if I do not plan to attend the meeting?

Whether or not you plan to attend the Annual Meeting, you can arrange for your shares to be voted at the meeting. There are three ways to vote your proxy:

1. VOTE BY PHONE — TOLL FREE — 1-800-560-1965

2. VOTE BY INTERNET — http://www.proxyvote.com

3. VOTE BY MAIL — Mark, sign and return the enclosed proxy card.

If your shares are held in the name of your broker, bank or another nominee, you should follow the instructions provided by your broker, bank or other nominee to vote your shares.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in “street name” by your broker, bank or another nominee, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or another nominee. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card or voting by phone or the Internet.

Can I change my vote after I return my proxy card or vote by phone or the Internet?

If you are a shareholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) voting again over the Internet or by phone at least 24 hours prior to the Annual Meeting, (ii) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (iii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting or (iv) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, banks or other nominees. Please vote all of these shares. We recommend that you contact the record holder of your shares to consolidate as many accounts as possible under the same name and address.

How can I attend the meeting?

The Annual Meeting is open to all holders of our common stock as of the record date. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement. You will need to bring the admission card together with valid picture identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you grant a proxy to vote by the internet or phone. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 18, 2010, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How may I vote for the nominees for election to director, and how many votes must the nominee receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the election of the nine nominees for director;

•	vote FOR the election of the nine nominees for director, except as marked; or

•	vote WITHHELD for all nine nominees for director.

The nine nominees that receive the greatest number of votes “For” will be elected as directors. This is called a plurality. Abstentions and broker non-votes are neither counted for or against in a plurality.

How many votes are needed to ratify the selection of the independent registered public accounting firm?

The ratification of the selection of the independent registered public accounting firm must receive a “For” vote from a majority of the voting power of the shares present and entitled to vote on the election of directors at a meeting with a quorum is present. If you abstain from the vote, it will have the same effect as a vote “Against”.

What if I sign and return my proxy card but do not provide voting instructions or vote by phone or the Internet?

If the enclosed proxy card is signed and returned (and not revoked) prior to the Annual Meeting, but does not provide voting instructions, the shares of common stock represented thereby will be voted: (1) “For” the election of the nine director candidates nominated by the Board, (2) “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2010 (“fiscal 2009”), and (3) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not sign and return my proxy card, vote over the Internet, vote by phone or vote in person at the Annual Meeting?

If you are a registered shareholder, meaning that your shares are registered in your name, and you do not vote by the Internet or the phone, by signing and returning your proxy card or by voting in person at the Annual Meeting, then your shares will not be voted and will not count in deciding the matters presented for consideration in this proxy statement.

If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, brokerage firms may vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “For” or “Against” the routine matter.

On “non-routine” matters, such as the election of directors, if the brokerage firm has not received instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with our Amended and Restated Bylaws, the number of directors to constitute the Board shall be determined from time to time by resolution of the Board. The number of directors that constitute the Board is currently set at nine.

We maintain a standing Nominating and Corporate Governance Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. You may access the Committee’s charter on our website at www.cariboucoffee.com under the headings “Investors” and “Corporate Governance.”

Nominees for director are selected based on the following criteria: (i) integrity (ii) outstanding achievement in their careers; (iii) broad experience; (iv) independence; (v) financial expertise; (vi) ability to make independent, analytical inquiries; (vii) understanding of the business environment; and (viii) willingness to devote adequate time to Board duties. The Board believes that each director should have, and expects the nominees to have, the capacity to obtain a basic understanding of: (i) our principal operational and financial objectives, plans and strategies; (ii) our results of operations and financial condition and of any significant subsidiaries or business segments; and (iii) our relative standing and our business segments in relation to our competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert.” The Committee does not have an official diversity policy; however, the Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee’s practice is to consider, among other things, diverse business experiences and the candidate’s range of experiences with public companies. Evaluations of potential candidates generally involve a review of the candidate’s background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

Nominees for director are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the shareholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

The terms of the current nine directors, Messrs. Caffey, Coles, Doolin, Graves, Griffith, Ogburn, Sanford and Tattersfield and Ms. Palisi Chapin, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board has nominated the current nine directors for reelection to the Board as directors at the Annual Meeting, to serve until the 2011 Annual Meeting of Shareholders.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies “For” the election of the nine nominees for director to the Board. The nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to us by the director nominees. The ages provided for each nominee are as of March 26, 2010. There are no family relationships among any of our directors or executive officers.

Nominees for Directors

Kip R. Caffey, age 54, has served as a director since October 2005. Mr. Caffey is the Co-Managing Partner of Cary Street Partners, LLC, an investment banking and wealth management firm, where he has been a partner since July 2004. From July 1999 to March 2004, Mr. Caffey was employed by SunTrust Robinson

Humphrey and its predecessor firm, The Robinson-Humphrey Company, Inc., where he was Senior Managing Director and co-head of Investment Banking.

Expertise and Qualifications:  Among many qualifications, Mr. Caffey brings significant expertise in working with small and mid-cap companies as a result of nearly 30 years as an investment banker. In addition, he has general management expertise from running a complex investment banking and wealth management company. His experience includes matters relating to strategy, public markets, finance, accounting and general management.

Michael J. Coles, age 66, has served as a director since June 2007. He previously served as our Chief Executive Officer from June 2003 until November 2007 and as the Chairman of our Board from July 2005 to November 2007. From June 2003 until March 2007, Mr. Coles served as our President. From September 2009 to present, Mr. Coles has been the Executive Chairman and President of onboard media group, LLC and advertising company as well as the Chief Executive Officer of Boardwalk Investment Group, LLC a restaurant operator. From 1987 until 2003, Mr. Coles served on the Board of Charter Bank & Trust, of which he was a founder, and from 1998 to 2001, Mr. Coles was Chairman of the Board. From 1999 through 2003, Mr. Coles was a consultant and private investor providing strategic and management advice to a number of private companies and served on the Boards of several not-for-profit organizations.

Expertise and Qualifications:  Among many qualifications, Mr. Coles brings significant general management expertise as a result of previously serving as our Chief Executive Officer and Chairman of the Board. In addition, Mr. Coles has significant experience in the restaurant industry as a co-founder of the Great American Cookie Company as well as participating in several other successful businesses. Mr. Coles’ perspectives are influenced by his years in direct management as well as having served on the boards of several other organizations.

Wallace B. Doolin, age 63, has served as a director since October 2005. Mr. Doolin is the founder and Chairman of Black Box Intelligence, a restaurant industry business intelligence company, since January 2009 and is the Vice Chairman of ESP Systems a hospitality technology company since June 2008. Mr. Doolin was the Chairman of the Board of Directors of Buca, Inc., an owner and operator of full service restaurants, from November 2004 to September 2008. Mr. Doolin is also the former Chief Executive Officer and President of Buca, Inc. From May 2002 to October 2004, Mr. Doolin was Chief Executive Officer, President and a board member of La Madeleine de Corps, Inc., a French restaurant and bakery company.

Expertise and Qualifications:  Among many qualifications, Mr. Doolin brings significant general management and restaurant industry expertise as a result of successfully managing several other organizations such as Buca, Inc., La Madeleine de Corps, Inc. and TGIF Fridays, Inc. His experience includes matters relating to strategy, innovation, technology, marketing, manufacturing, customer relationship management as well as transformational change. In addition, his perspectives are influenced by serving on the boards of other public and private organizations.

Gary A. Graves, age 50, has served as our Non-Executive Chairman since November 2007 and as a director since August 2007. Since November 2008, he has been an independent consultant with Huntley, Mullaney, Spargo & Sullivan, a real estate restructuring company. From February 2007 to November 2008, Mr. Graves was the Chief Executive Officer of American Laser Centers, Inc. From August 2002 to January 2007, Mr. Graves served as President and Chief Executive Officer for La Petite Academy, a preschool educational facility.

Expertise and Qualifications:  Among many qualifications, Mr. Graves brings significant general management expertise as a result of successfully operating enterprises in a variety of industries such as American Laser Centers, Inc. and La Petite Academy. In addition, he has substantial management and industry experience from his roles with Boston Market Corporation and PepsiCo, Inc. as well as having been a consultant with McKinsey and Company. His experience includes matters relating to strategy, innovation, marketing, real estate, customer relationship management as well as transformational change.

Charles L. Griffith, age 55, has served as a director since July 2005. Mr. Griffith has been an Executive Director of Arcapita Bank B.S.C. (c) since February 2005. Prior to joining Arcapita, Mr. Griffith served Johns

Manville, a Berkshire Hathaway company as a Group President and Electronic Data Systems Corporation as an Executive Vice President as well as serving as a McKinsey and Company consultant.

Expertise and Qualifications:  Among many qualifications, Mr. Griffith brings substantial general management expertise as a result of successfully running large complex enterprises such as Ingersoll Dresser Corporation and Allied Signal’s Fram-Autolite Automotive and Carbon Materials and Technologies businesses as well as significant roles with Electronic Data Systems. Earlier in his career he was a consultant with McKinsey and Company. His experience includes matters relating to strategy, innovation, supply chain and manufacturing.

Charles H. Ogburn, age 54, has served as a director since January 2003. Mr. Ogburn has been an Executive Director of Arcapita Bank B.S.C. (c) since March 2001. Prior to joining Arcapita, Mr. Ogburn spent more than 15 years at the investment banking firm of The Robinson-Humphrey Company, Inc., most recently as Senior Managing Director and co-head of Investment Banking. Mr. Ogburn currently serves on the Board of Directors of Crawford & Company, an insurance claims management and related services provider.

Expertise and Qualifications:  Among many qualifications, Mr. Ogburn brings significant private equity investment banking, legal and general management expertise as a result of many years in the investment banking industry as well as in private legal practice. In addition, his experience and perspectives are informed by his years of experience overseeing and advising the management of Arcapita Bank B.S.C.(c)’s portfolio companies in a variety of industries, including communications, health care, manufacturing, retail and restaurants.

Sarah Palisi Chapin, age 48, has served as a director since August 2007. Since March 2009 she has been the Chief Executive Officer of Hail Merry Snacks, a manufacturer and marketer of raw, vegan and gluten-free snacks. Ms. Palisi Chapin was a founding partner in The Chain Gang, a restaurant investment consultancy and advisory practice, from December 2004 to January 2009. From 1995 to 2003, Ms. Palisi Chapin was Chief Executive Officer of Enersyst Development Center, a research and development, intellectual property, food and technology incubator, and from 2002 to 2003 Ms. Palisi Chapin served as Chair. She currently serves on the board of directors of Hail Merry Snacks and PrimeSource Foodservice Equipment, a global restaurant equipment distribution company.

Expertise and Qualifications:  Among many qualifications, Ms. Palisi Chapin brings significant expertise as a result of many years in the restaurant industry with a wide variety of organizations such as Hail Merry Snacks, The Chain Gang, Prime Source Foodservice Equipment, Grand Metropolitan and PepsiCo, Inc. Her experience includes matters relating to strategy, franchising, supply chain, innovation, product development, commercial foodservice, international brand strategy and development, technology, marketing, manufacturing and customer relationship management. In addition, Ms. Palisi Chapin is influenced by her experience outside the restaurant industry with organizations such as Enersyst Development Center.

Philip H. Sanford, age 56, has served as a director since April 2, 2009. Since January 2009, Mr. Sanford has been the President and Chief Operating Officer of Value Place, LLC, an extended stay hotel chain. From August 2003 to present, Mr. Sanford has been the Principal of Port Royal Holdings, LLC, a private equity firm. From July 1997 to August 2003, he was the Chairman and Chief Executive Officer of The Krystal Company, the owner, operator and franchisor of quick-service restaurants. Mr. Sanford was the Chairman of the Compensation Committee and Lead Director of Chattem, Inc., a publicly traded marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements, until the sale of the company in March 2010.

Expertise and Qualifications:  Among many qualifications, Mr. Sanford brings significant general management expertise as a result of his significant management roles in a variety of other organizations in the hospitality, quick-service restaurant and healthcare products industries such as Value Place, LLC, The Krystal Company and Chattem, Inc. His experience includes matters relating to strategy, innovation, finance, marketing, manufacturing and customer relationship management. In addition, Mr. Sanford has significant experience on public company boards from service as the Chairman of The Krystal Company and the Chairman of the Compensation Committee and the Lead Director of Chattem, Inc.

Michael Tattersfield, age 44, has served as a director since April 2009. Mr. Tattersfield has also served as the President and Chief Executive Officer of the Company since August 2008. From 2006 to 2008 Mr. Tattersfield served as Chief Operating Offer and Executive Vice President of lululemon athletica, a yoga-inspired athletic apparel company based in Vancouver, British Columbia. From 2005 to 2006, Mr. Tatterfield served as Vice President Store Operations for The Limited Brands, Inc., and operator of specialty stores that sell apparel, personal care, beauty and lingerie products. From 2003 to 2005, Mr. Tattersfield was President of A&W All American Food Restaurants of Yum! Brands, Inc. a quick service restaurant company, and from 1992 to 2002, Mr. Tattersfield served in various positions for Yum! Brands, Inc.

Expertise and Qualifications:  Among many qualifications, Mr. Tatterfield brings significant general management expertise as a result of his significant management roles in a variety of organizations in the retail and restaurant industries such as lululemon athletica, The Limited Brands and YUM! Brands. His experience includes matters relating to strategy, finance, accounting, innovation, marketing, real estate, franchising and customer relationship management. In addition, his perspectives are influenced by years in direct management as well as serving on the board of another company.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NINE NOMINEES TO THE BOARD.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board has determined that Kip R. Caffey, Wallace B. Doolin, Gary A. Graves, Philip H. Sanford and Sarah Palisi Chapin are “independent directors” as defined under the applicable Nasdaq Global Market (“Nasdaq”) rules.

In this proxy statement the directors who have been affirmatively determined by the Board to be “independent directors” under this rule are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

The Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission (“SEC”). The Board has further determined that Mr. Caffey is an “audit committee financial expert” as such term is defined by SEC rules.

Board Committees

During fiscal 2009, the Board had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. Committee and committee chair assignments are made annually by the Board at its meeting immediately following the Annual Meeting of Shareholders. The current composition of each Board committee is as follows.

Nominating and Corporate
Audit	Compensation	Governance

Kip R. Caffey (Chair)	Sarah Palisi Chapin (Chair)	Wallace B. Doolin (Chair)
Wallace B. Doolin	Kip R. Caffey	Sarah Palisi Chapin
Gary A. Graves	Wallace B. Doolin	Gary A. Graves
Philip H. Sanford	Philip H. Sanford	Philip H. Sanford

The Board committee assignments are not expected to change following the Annual Meeting.

Board and Committee Meetings

During fiscal 2009, the Board held seven meetings, the Audit Committee held four meetings and the Compensation Committee held five meetings. All business conducted by the Nominating Committee and the Corporate Governance Committer was accomplished through written consent. Each director attended at least 86% or more of the meetings of the Board of Directors and the meetings of each committee on which the director served during fiscal 2009. We have not adopted a formal policy regarding Board members’ attendance at the Annual Meetings; however, all but one Board member attended the 2009 Annual Meeting.

The Responsibilities and Duties of the Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibilities relating to:

A. identification of individuals qualified to become Board members and recommendation of director nominees to the Board prior to each Annual Meeting of Shareholders;

B. recommendation of nominees for committees of the Board; and

C. matters concerning corporate governance practices.

To carry out its nominating function, the Committee has the following responsibilities and duties:

1. Retain, as deemed necessary, any search firm to be used to identify director candidates. The Committee has sole authority to select such search firm and approve its fees and other retention terms.

2. Determine desired board skills and attributes. The Committee shall consider personal and professional integrity, ability and judgment and such other factors deemed appropriate.

3. Actively seek individuals whose skills and attributes reflect those desired and evaluate and propose nominees for election to the Board.

4. Review the slate of directors who are to be re-nominated to determine whether they are meeting the Board’s expectations of them.

5. Make recommendations to the full Board for appointments to fill vacancies of any unexpired term on the Board.

6. Annually recommend to the Board nominees for submission to shareholders for approval at the time of the Annual Meeting of Shareholders.

7. Annually review committee chairs and membership and recommend any changes to the full Board.

Board Leadership Structure

Since November 2007, we have separated the role of President and Chief Executive Officer from the role of Chairman of the Board, and Mr. Graves has served as our Non-Executive Chairman of the Board. We believe this current board leadership structure is best for our Company and our shareholders.

The President and Chief Executive Officer is responsible for the day-to-day leadership and management of the Company, and the Non-Executive Chairman’s responsibility is to provide oversight, direction and leadership of the Board, such as the following:

•	facilitating communication among the directors and the flow of information between our management and directors on a regular basis;

•	setting Board meeting agendas in consultation with the President and Chief Executive Officer;

•	presiding at Board meetings, Board executive sessions and shareholder meetings; and

•	providing input to the Board’s annual self-evaluation and committee composition and leadership.

We believe having a Non-Executive Chairman provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our business partners, employees, shareholders and other stakeholders.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management our exposure to risk and major financial risk exposures. The Audit Committee oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee, as well as from outside advisors. The Board believes that the work undertaken by the Audit Committee, together with the work of the full Board and management, enables the Board to effectively oversee the Company’s risk management function.

The Nominating and Corporate Governance Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by submitting a written recommendation to Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Committee to consider. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a shareholder.

The Nominating and Corporate Governance Committee is responsible for recommending nominees for election to the Board at each Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Nominating and Corporate Governance Committee uses a variety of sources in order to identify new candidates. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board and shareholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Nominating and Corporate Governance Committee as a whole, one or more members of the Nominating and Corporate Governance Committee, or one or more other Board members, and discussions of the Nominating and Corporate Governance Committee and the full Board. The Nominating and Corporate Governance Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

Corporate Governance Materials

The following materials related to our corporate governance are available publicly on our website at www.cariboucoffee.com/aboutus/investorrelations.asp under Corporate Governance.

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

Copies may also be obtained, free of charge, by writing to: Vice President, General Counsel and Secretary, Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota, 55429. Please specify which documents you would like to receive.

2009 Compensation of Directors

Our directors who are not our employees or affiliated with our largest shareholder, an affiliate of Arcapita Bank B.S.C. (c) (collectively, the “Non-Employee Directors”), receive compensation for serving on the Board. We provide the Non-Employee Directors $30,000 per member in cash consideration annually for serving on our Board and an additional $5,000 per member for serving on any committee of our Board, except for the Chairman of the Audit Committee who receives $7,500 annually. In addition, under our 2005 Equity Incentive Plan, each Non-Employee Director will receive an initial option grant immediately after joining the Board to purchase 10,000 shares of our common stock that will vest in four equal installments beginning on the first anniversary of the date of grant with a per share exercise price equal to the closing market price on the date of grant. In fiscal 2009, under our 2005 Equity Incentive Plan, each Non-Employee Director who has served on the Board for more than one year was granted 5,000 shares of restricted stock, that will vest in four equal installments beginning on the first anniversary of the date of grant. We have agreed to reimburse all of our directors for reasonable expenses incurred in connection with their duties as directors.

The table below sets forth, for each director that served during fiscal 2009, the amount of compensation paid for his or her service.

	Fees
	Earned
	or Paid	Stock	Option
	in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(1)(3)	($)

Kip R. Caffey	37,500	37,350	—	74,850
Sarah Palisi Chapin	35,000	37,350	—	72,350
Michael J. Coles	30,000	37,350	—	67,350
Wallace B. Doolin	35,000	37,350	—	72,350
Gary A. Graves	35,000	37,350	—	72,350
Charles L. Griffith	—	—	—	—
Charles H. Ogburn	—	—	—	—
Philip H. Sanford	26,250	—	10,700	36,950
Michael J. Tattersfield	—	—	—	—

(1)	The amount shown represents the grant date fair value of options and restricted stock granted during the year calculated in accordance with ASC Topic 718. The Black-Scholes option-pricing model is used to estimate the fair value of stock options. Assumptions used in the calculation of this amount is included in Note 10 to our financial statements for the fiscal year ended January 3, 2010, included in our annual report on Form 10-K filed with the SEC on March 26, 2010.

(2)	At the end of fiscal 2009, the aggregate number of shares of common stock awards subject to vesting was: Mr. Caffey — 5,000; Ms. Palisi Chapin — 5,000; Mr. Coles — 5,000; Mr. Doolin — 5,000; and Mr. Graves — 5,000.

(3)	At the end of fiscal 2009, the aggregate number of shares of common stock underlying outstanding option awards to directors was: Mr. Caffey — 15,000; Ms. Palisi Chapin — 10,000; Mr. Coles — 18,180; Mr. Doolin — 15,000; Mr. Graves — 30,000; and Mr. Sanford — 10,000. Mr. Coles’ stock options were related to his prior service as the Company’s Chief Executive Officer.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee is responsible for all decisions regarding the compensation of our executive officers. The Compensation Committee is also responsible for the oversight of our stock option plan.

The following discussion summarizes the philosophies and methods the Compensation Committee uses in establishing and administering our executive compensation and incentive programs.

Named Executive Officers for 2009

Since we are a smaller reporting company, our named executive officers include our principal executive officer (Michael J. Tattersfield, President and Chief Executive Officer) and the next two most highly compensated executive officers during the last fiscal year (Timothy J. Hennessy, Chief Financial Officer, and Henry J. Suerth, Senior Vice President, Commercial Business).

Executive Compensation Policies

Our executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement and to align the financial interests of our executives with those of our shareholders. To accomplish these objectives, the executive compensation program generally is comprised of (1) base salary, (2) an annual performance-based cash bonus, (3) long-term equity incentive compensation, consisting of stock options and restricted stock and (4) other benefits that are intended to provide competitive compensation which includes 401(k) savings, medical and dental insurance, life insurance and short-term and long-term disability. These four elements generally comprise our executive officer’s total compensation.

In addition, our Compensation Committee approves any signing bonus and equity grants in connection with the initial employment arrangements with our executive officers.

Decisions regarding the level of base salary, performance-based cash bonus and long-term equity incentive compensation for our executive officers are primarily based upon (1) individual experience and technical capability needed to administer and execute the responsibilities of the positions (2) competitive practices for executive talent in our industry and company size, and (3) our operating performance.

Compensation Consultant

The Compensation Committee has engaged Towers Watsin as its independent compensation consultant to assist the Compensation Committee in creating and implementing executive compensation strategies and programs. Towers Watsin also provides the Compensation Committee with information on executive compensation trends and best practices as well as advises the Compensation Committee with respect to the design of our compensation program for non-employee directors. All of Towers Watsin’s work is done at the direction of or on behalf of the Compensation Committee. The Compensation Committee has the final decision-making authority with respect to all elements of compensation.

Base Salary

Base salary is designed to compensate the executive for the individual experience and technical capability needed to administer and execute the responsibilities of their respective position. Given our growth objectives, consideration is given to not only the experience and technical capability needed today but also those experiences and technical capabilities needed to execute the responsibilities of the executive officer’s position in a larger company.

Performance-Based Cash Bonus (Non-Equity Incentive Plan)

The purpose of our performance-based cash bonus plan is to unite the interests of our executive officers with those of our shareholders through the attainment of annual financial and personal performance objectives approved by the Compensation Committee at the beginning of each year.

The performance-based cash bonus plan approved by our Compensation Committee provides our named executive officers, excluding our Senior Vice President of Commercial Business, an opportunity to earn a target cash bonus ranging from 60% to 100% of base salary, upon the achievement of performance goals set by the Compensation Committee. The Compensation Committee set the performance goal of a specific Adjusted EBITDA target. Adjusted EBITDA is defined in Item 6, Selected Financial Data, in our annual report on Form 10-K filed on March 26, 2010. The plan requires a minimum Adjusted EBITDA be achieved before any bonus is paid. If the actual fiscal year Adjusted EBITDA is greater than the minimum Adjusted EBITDA but less than the target Adjusted EBTIDA, the plan allows for a portion of the bonuses to be paid. No bonus will be paid if we do not achieve the minimum Adjusted EBITDA. The plan also allows for an enhanced bonus if we achieve an Adjusted EBITDA greater than the target Adjusted EBITDA.

Our Senior Vice President of Commercial Business is eligible to receive a performance-based cash bonus designed to motivate and reinforce the commitment to growing our commercial businesses. This position has the opportunity to earn a cash bonus of 45% of base salary based on performance goals. The plan has four separate components which requires a minimum Commercial revenue, EBIDTA and account receivable collection targets to be met. The fourth component is tied to the Company Adjusted EBITDA.

In fiscal 2009, based on our achievement of Adjusted EBITDA, annual incentive awards were earned by Messrs. Tattersfield, Hennessy, and Suerth of $662,019, $280,385 and $35,589 respectively.

Long-Term Equity Incentive Compensation

Our long-term incentive compensation, which is comprised of stock option and restricted stock grants, is intended to provide a means of encouraging an ownership interest in our company by those employees who have contributed, or are determined to be in a position to contribute to our success. Because equity grants have value only if the price of our shares increase, the Compensation Committee believes that equity grants are a means of encouraging our executive officers to increase long-term shareholder value.

In fiscal 2009, the Compensation Committee approved the grant of the following equity awards to the named executive officers:

•	For Mr. Tattersfield, 150,000 shares of restricted stock granted on April 29, 2009 that vests 25% on each anniversary of his hire date, with the first 25% vesting on August 1, 2009.

•	For Mr. Hennessy, 42,739 shares of restricted stock granted on August 21, 2009 that vests 25% on each anniversary of the grant date.

•	For Mr. Suerth, 30,844 shares of restricted stock granted on August 21, 2009 that vests 25% on each anniversary of the grant date.

Equity Grant Policies

The Compensation Committee has been given oversight responsibility for our equity plan by our Board of Directors. The general terms of our equity grants have been pre-established by the 2005 Equity Incentive Plan, including the life of the options (10 years) and the vesting schedule (25% per year from the date of grant) of both options and restricted shares. The Compensation Committee is therefore primarily concerned with the number of options and restricted shares granted, whom they are granted to and the date of grant. The exercise price for all stock option grants is the closing market price on the date of grant. We do not back-date or re-price stock options.

Other Benefits

Our executive officers, including our Chief Executive Officer, may participate in our other employee benefit plans at their discretion. These other benefit plans include our 401(k) savings plan, medical and dental insurance, life insurance, and short-term and long-term disability. We do not provide any pension plans or deferred compensation plans to our executive officers other than our 401(k) savings plan. Our 401(k) savings plan allows a discretionary matching contribution. We provide relocation benefits to our executive officers. We do not provide any other perquisites to our executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee determines the total compensation of our CEO and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Generally, our CEO makes recommendations to the Compensation Committee as it relates to the compensation of the other executive officers. In addition, our executive officers, including our CEO, CFO and Vice President of Human Resources, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for other key employees. These proposals may be made on the initiative of the executive officers or upon the request of the Committee. In addition, our internal human resources personnel have met with the Compensation Committee to present topical issues for discussion and education as well as specific recommendations for review. The Committee may also obtain input from our legal, finance and tax functions, as appropriate, as well as one or more executive compensation-consulting firms regarding matters under consideration. The Compensation Committee has delegated to management certain responsibilities related to employee benefit matters.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our Common Stock. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Summary Compensation Table for 2009

The following table sets forth compensation information for our named executive officers for Fiscal Years 2009 and 2008:

							Non-Equity
						Option	Incentive Plan
					Stock	Awards ($)	Compensation	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Awards ($)(2)	(2)	($)(3)	Compensation ($)(4)	Total ($)

Michael J. Tattersfield(5)	2009	441,346	—		429,000	—	662,019	312	1,532,677
President and Chief Executive Officer	2008	159,753	—		—	464,000	133,385	102,922	860,060
Timothy J. Hennessy(6)	2009	311,538	—		348,323	—	280,385	1,015	941,261
Chief Financial Officer	2008	79,615	25,000	(8)	—	442,952	40,604	69	588,240
Henry J. Suerth(7)	2009	158,173	50,000	(8)	251,370	—	35,589	39,272	534,404
Senior V.P. Commercial Business	2008	—	—		—	—	—	—	—

(1)	Represents base salary paid during the year.

(2)	Represents the grant date fair value of options and restricted stock granted during the year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements for the fiscal year ended January 3, 2010, included in our annual report on Form 10-K filed with the SEC on March 26, 2010.

(3)	Represents amounts earned under our performance-based cash plan for performance during the applicable year.

(4)	All Other Compensation consists of the items detailed in the table below:

				Relocation	Total All Other
		Life Insurance	Fringe	Awards	Compensation
Name	Year	($)	Benefits	($)	($)

Michael J. Tattersfield	2009	312	—	—	312
	2008	92	—	102,830	102,922
Timothy J. Hennessy	2009	467	547		1,015
	2008	69	—	—	69
Henry J. Suerth	2009	394	446	38,431	39,272
	2008	—	—	—	—

(5)	Mr. Tattersfield joined the Company as Chief Executive Officer on August 1, 2008.

(6)	Mr. Hennessy joined the Company as Chief Financial Officer on September 9, 2008.

(7)	Mr. Suerth joined the Company as Senior Vice President of Commercial Businesses on April 27, 2009.

(8)	Represents a signing bonus granted to Mr. Hennessy and Mr. Suerth on their respective hire dates.

Employment, Severance and Change-in-Control Arrangements

Employment Arrangements

Michael J. Tattersfield

We entered into an employment agreement, effective as of August 1, 2008, with Michael J Tattersfield to serve as our President and Chief Executive Officer. The employment agreement for Mr. Tattersfield provides for an annual base salary of $425,000 and the grant of options to purchase 500,000 shares of our common stock at $1.74 per share that will vest in four equal annual installments beginning on the first anniversary of his employment agreement and expire on August 1, 2018. The employment agreement provides that, if Mr. Tattersfield is terminated by us without “cause” or by Mr. Tattersfield for “good reason” (each as defined in the employment agreement), Mr. Tattersfield will be entitled to all base salary and bonus, if any, which were earned and payable on the date of termination. If upon such a termination Mr. Tattersfield executes a general release of claims, Mr. Tattersfield will be entitled to 18 consecutive monthly payments which, in the aggregate, will be equal to:

•	one and one-half times Mr. Tattersfield’s annual base salary then in effect; and

•	the average of the two most recent annual bonuses paid to Mr. Tattersfield

However, if Mr. Tattersfield is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) at the time Mr. Tattersfield has a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code), we will not make any of the above payments before the date that is six months after the date of Mr. Tattersfield’s termination.

The employment agreement has an initial term of four years, and each year thereafter, the agreement automatically extends for an additional year unless either party to the agreement notifies the other that it wishes to terminate the agreement at least 60 days before the scheduled expiration of the agreement.

The employment agreement provides for eligibility for target annual bonuses to be determined by our compensation committee, which will be equal to 100% of the then applicable average annual base salary. Also, under the employment agreement, we have agreed to make available to Mr. Tattersfield our employee benefit plans, programs and policies, which are generally available to our similarly situated senior executives.

If Mr. Tattersfield’s employment terminates as a result of his death or disability, our only obligation is to pay Mr. Tattersfield or, in the case of Mr. Tattersfield’s death, Mr. Tattersfield’s estate, the annual base salary and target annual bonus, if any, which were earned and payable on the date Mr. Tattersfield’s employment terminated.

The employment agreement also contains non-compete, confidentiality and non-solicitation provisions that apply during the term of the employment agreement and for an 18-month period thereafter.

Timothy J. Hennessy

We entered into an employment agreement, effective as of September 9, 2008, with Mr. Hennessy to serve as our Chief Financial Officer. The employment agreement for Mr. Hennessy provides for an annual base salary of $300,000 and the grant of options to purchase 275,000 shares of our common stock at $3.22 per share that will vest in four equal annual installments beginning on the first anniversary of his employment agreement and expire on September 9, 2018. The employment agreement provides that, if Mr. Hennessy is terminated by us without “cause” or by Mr. Hennessy for “good reason” (each as defined in the employment agreement), Mr. Hennessy will be entitled to all base salary and bonus, if any, which were earned and payable on the date of termination. If upon such a termination Mr. Hennessy executes a general release of claims, Mr. Hennessy will be entitled to 12 consecutive monthly payments which, in the aggregate, will be equal to:

•	one times Mr. Hennessy’s annual base salary then in effect; and

•	the average of the two most recent annual bonuses paid to Mr. Hennessy

However, if Mr. Hennessy is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) at the time Mr. Hennessy has a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code), we will not make any of the above payments before the date that is six months after the date of Mr. Hennessy’s termination.

The employment agreement has an initial term of four years, and each year thereafter, the agreement automatically extends for an additional year unless either party to the agreement notifies the other that it wishes to terminate the agreement at least 60 days before the scheduled expiration of the agreement.

The employment agreement provides for eligibility for target annual bonuses to be determined by our compensation committee, which will be equal to 60% of the then applicable average annual base salary. Also, under the employment agreement, we have agreed to make available to Mr. Hennessy our employee benefit plans, programs and policies, which are generally available to our similarly situated senior executives.

If Mr. Hennessy’s employment terminates as a result of his death or disability, our only obligation is to pay Mr. Hennessy or, in the case of Mr. Hennessy’s death, Mr. Hennessy’s estate, the annual base salary and target annual bonus, if any, which were earned and payable on the date Mr. Hennessy’s employment terminated.

The employment agreement also contains non-compete, confidentiality and non-solicitation provisions that apply during the term of the employment agreement and for an 12-month period thereafter.

Henry J. Suerth

We have not entered into an employment agreement with Mr. Suerth.

Retirement Benefits

We do not provide any pension plans or deferred compensation plans to our executive officers other than our 401(k) savings plan. Our 401(k) savings plan allows a discretionary employer contribution.

Outstanding Equity Awards at January 3, 2010

The following table sets forth information with respect to outstanding equity awards for each of the Named Executive Officers as of January 3, 2010. All awards were granted under the 2005 Equity Incentive Plan.

	Option Awards					Stock Awards
						Number		Market
	Number of	Number of				of Shares		Value of
	Securities	Securities				or Units		Shares or
	Underlying	Underlying				of Stock		Units of
	Unexercised	Unexercised		Option	Option	That		Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($)

Michael J. Tattersfield	125,000	375,000	(1)	$1.74	8/01/2018	—		—
	—	—		—	—	112,500	(3)	868,500
Timothy J. Hennessy	68,750	206,250	(2)	3.22	9/09/2018	—		—
	—	—		—	—	42,739	(4)	329,945
Henry J. Suerth	—	—		—	—	30,843	(5)	238,108

(1)	Mr. Tattersfield’s unexercisable options become exercisable as follows: 125,000 on August 1, 2010, 125,000 on August 1, 2011, and 125,000 on August 1, 2012

(2)	Mr. Hennessy’s unexercisable options become exercisable as follows: 68,750 options on September 9, 2010, 68750 options on September 9, 2011, and 68,750 options on September 9, 2012.

(3)	Mr. Tattersfields’s unvested restricted stock shares vest as follows: 37,500 shares on August 1, 2010, 37,500 shares on August 1, 2011, 37,500 shares on August 1, 2012.

(4)	Mr. Hennessy’s unvested restricted stock shares vest as follows: 10,685 shares on August 21, 2010, 10,685 shares on August 21, 2011, 10,685 shares on August 21, 2012, and 10,684 shares on August 21, 2013.

(5)	Mr. Suerth’s unvested restricted stock shares vest as follows: 7,711 shares on August 21, 2010, 7,711 shares on August 21, 2011, 7,711 shares on August 21, 2012, and 7,711 shares on August 21, 2013.

Potential Payments Upon Termination and Change in Control

Mr. Tattersfield and Mr. Hennessy have employment agreements with us that provides for certain severance payments in the event their employment is terminated without cause or with good reason, or due to death or disability.

Pursuant to our 2005 Equity Incentive Plan all unexercisable stock options will become exercisable and all unvested restricted stock vests upon a change in control.

Definition of a Change in Control

Under the terms of our 2005 Equity Incentive Plan, a change in control is deemed to have occurred as a result of any one of the following events:

•	A person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of our then outstanding securities for the election of directors;

•	Our stockholders approve a dissolution or liquidation of our company or any sale or disposition of 50% or more of our assets or business;

•	Our stockholders approve a merger or consolidation to which we are a party (other than a merger or consolidation with one of our wholly-owned subsidiaries), or a share exchange in which we exchange our shares for shares of another corporation as a result of which the person who were our stockholders immediately before the effective date of the merger, consolidation or share exchange have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of the merger, consolidation or share exchange;

•	The individuals who constitute the Board cease for any reason during the period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period; or

•	There is a change in control of a nature that would be required to be reported in response to the proxy rules and regulations.

Equity Compensation Plan Information

The following table provides information as of January 3, 2010 regarding shares outstanding and available for issuance under the Company’s existing equity incentive plan.

(c)
Number of Securities
Remaining Available for
	(a)	(b)	Future Issuance Under
	Number of Securities	Weighted-	Equity Compensation
	to be Issued Upon	Exercise Price of	Plans (Excluding
	Exercise of	Outstanding	Securities Reflected in
Plan Category	Outstanding Options.	Options.	Column(a))

2005 Equity Incentive Plan approved by security holders	1,695,539	$4.27	706,854
Equity compensation plans not approved by security holders	—	$—	—

Total	1,695,539	$4.27	706,854

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of March 18, 2010 concerning the beneficial ownership of common stock of (i) 5% beneficial owners of the outstanding common stock, (ii) the directors, (iii) the named executive officers and (iv) all current directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class(1)

Caribou Holding Company Limited	11,672,245	(2)	58.2%
c/o Arcapita, Inc. 75 Fourteenth Street, 24 th Floor Atlanta, GA 30309
Arcapita Investment Management Limited	11,672,245	(2)	58.2%
c/o Paget Brown & Company Ltd. West Wind Building P.O. Box 1111 Grand Cayman Cayman Islands, B.W.I.
Arcapita Bank B.S.C.(c)	11,672,245	(3)	58.2%
P.O. Box 1406 Manama, Bahrain
Michael J. Coles	292,822	(4)	1.5%
Kip R. Caffey	32,750	(5)	*
Wallace B. Doolin	23,750	(6)	*
Charles L. Griffith	9,000		*
Gary Graves	28,336	(7)	*
Charles H. Ogburn	86,364		*
Sarah Palisi Chapin	13,300	(8)	*
Philip H. Sanford	7,500	(9)	*
Michael J. Tattersfield	436,928	(10)	2.2%
Timothy J. Hennessy	124,774	(11)	*
Henry J. Suerth	30,483		*
All current directors and executive officers as a group (11 persons)	1,086,007		5.4%

*	Less than 1%

(1)	Based on 20,041,371 shares of Common Stock outstanding on March 18, 2010.

(2)	Caribou Holding Company Limited (“CHCL”) has 150,600 shares of voting stock and 6,815,038 shares of non-voting stock outstanding. 5,971,218 of the shares of non-voting stock are held by five companies (the “Five Non-Voting Holding Companies”), which are Cayman Island entities owned by approximately 160 international investors. Arcapita Bank B.S.C. (c) (“Arcapita Bank”) holds a minority interest in three of the Five Non-Voting Holding Companies, which each own 1,587,180 shares of the non-voting stock of CHCL. 572,820 of the remaining shares of non-voting stock are held by Premium Coffee Holdings Limited, an indirect subsidiary of Arcapita Bank. The remaining 271,000 shares of non-voting stock are held by Arcapita Incentive Plan Limited (“AIPL”), a Cayman Islands entity owned by management of Arcapita Bank (including Messrs. Ogburn and Griffith). 10,040 shares of voting stock are held by each of the 15 separate Cayman Island entities formed by Arcapita Bank (“the Voting Cayman Entities”). The Voting Cayman Entities are owned by approximately 50 international investors (the “International Investors”). Each of the Voting Cayman Entities owns 6 2/3% of the voting stock of CHCL. Each International Investor has granted Arcapita Investment Management Limited (“AIML”), a direct subsidiary of Arcapita Bank, a revocable proxy to vote its shares of voting stock in the Voting Cayman Entities on all matters. In addition, each Voting Cayman Entity has entered into an administration agreement with AIML pursuant to which AIML is authorized to vote the voting stock of CHCL held by such Voting Cayman Entity. Each administration agreement is terminable by a Voting Cayman Entity upon 60 days’ prior written notice to AIML by a vote of two-thirds of its shareholders.

(3)	Arcapita Bank does not directly own any stock of CHCL, Caribou Coffee Company, Inc., AIPL or the Voting Cayman Entities. The number of shares of stock shown as owned by Arcapita Bank includes all of the shares of CHCL subject to the revocable proxies granted to AIML as described in note (2) above. Arcapita Bank is a Bahrain joint stock company.

(4)	Includes 18,180 shares subject to options exercisable within 60 days of February 12, 2010.

(5)	Includes 13,750 shares subject to options exercisable within 60 days of February 12, 2010.

(6)	Includes 13,750 shares subject to options exercisable within 60 days of February 12, 2010.

(7)	Includes 15,000 shares subject to options exercisable within 60 days of February 12, 2010.

(8)	Includes 5,000 shares subject to options exercisable within 60 days of February 1, 2009.

(9)	Includes 2,500 shares subject to options exercisable within 60 days of February 12, 2010.

(10)	Includes 125,000 shares subject to options exercisable within 60 days of February 12, 2010.

(11)	Includes 68,750 shares subject to options exercisable within 60 days of February 12, 2010.

Certain Relationships and Related Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing the terms, conditions and arrangements involving any related party or potential conflict of interest transaction and for overseeing our Code of Business Conduct, which includes disclosure requirements applicable to our employees and our directors relating to conflicts of interest. Accordingly, the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions that involve the Company, one of our directors or executive officers or any of their immediate family members. Although we have not entered into any such transactions since January 2, 2006 that meet the requirements for disclosure in this Proxy Statement, if there were to be such a transaction, we would need the approval of our Audit Committee prior to entering into such transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC certain reports with respect to each such person’s beneficial ownership of our equity securities. To the Company’s knowledge, based solely on a review of the reports filed by persons who beneficially own more than 10% of our common stock and the reports filed on behalf of its directors and executive officers by us and written representations from such persons that no other reports were required, all Section 16(a) filing requirements applicable to our directors and executive officers, and persons who beneficially own more than 10% of our common stock were complied with for fiscal 2009.

AUDIT COMMITTEE REPORT

During fiscal 2009, Messrs. Kip R. Caffey, Wallace B. Doolin, Philip H. Sanford, and Gary A. Graves served on the Audit Committee. Messrs. Caffey, Doolin, Sanford and Graves (i) meet the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and are “independent directors” as defined in Nasdaq rules, and (ii) meet Nasdaq’s financial knowledge and sophistication requirements. Mr. Caffey has been determined by the Board to be an “audit committee financial expert” under SEC rules. The audit committee will help ensure the integrity of our financial statements and the qualifications and independence of our independent auditors.

The audit committee:

•	evaluates the independent auditors’ qualifications, independence and performance;

•	determines the terms of engagement of the independent auditors;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on the engagement team as required by law;

•	reviews our financial statements;

•	reviews our critical accounting policies and estimates; and

•	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, among other things.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the Company’s independent registered public accounting firm, including a discussion regarding Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and the written disclosures and letter from Ernst & Young required by the Independence Standards Board Standard No. 1 regarding their independence, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 3, 2010, be included in the Company’s Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Kip R. Caffey (Chair)
Gary A. Graves
Wallace B. Doolin
Philip H. Sanford

PROPOSAL 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board requests that shareholders ratify its selection of Ernst & Young to serve as our independent registered public accounting firm for fiscal 2010. Ernst & Young audited our consolidated financial statements for fiscal 2009. A representative of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions by shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for fiscal 2009 and fiscal 2008 by Ernst & Young LLP:

	Fiscal 2009	Fiscal 2008

Audit Fees	$481,847	$457,000
Tax Fees	60,000	66,000

Total	$541,487	$523,000

Audit Fees for fiscal 2009 and 2008 consist of fees paid to Ernst & Young LLP for the audit of our annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation and tax audits.

Pursuant to its charter, our Audit Committee must pre-approve all audit and non-audit services to be performed by our independent auditors and will not approve any services that are not permitted by SEC rules. In fiscal 2009 and 2008, all audit and non-audit services were pre-approved.

OTHER BUSINESS

The Board knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposals intended to be presented at our 2011 Annual Meeting of Shareholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us no later than December 3, 2010 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

Shareholder proposals brought before our 2011 Annual Meeting of Shareholders other than in accordance with Rule 14a-8 must satisfy the requirements of our Amended and Restated Bylaws. To be timely, written notice of such proposal must be received by us before January 13, 2011. However, if the date of the 2011 Annual Meeting is a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first public announcement of the date of such Annual Meeting. A public announcement includes disclosure in (1) a document filed by us with the SEC, (2) a mailed Notice of the 2011 Annual Meeting of Shareholders, and (3) a press release reported by a national news service. Under applicable rules of the SEC, our management may vote proxies in their discretion regarding these proposals if (1) we do not receive notice of the proposal on or prior to April 10, 2010, or (2) we receive written notice of the proposal on or prior to April 10, 2010, describe the proposal in our proxy statement relating to the 2011 Annual Meeting and state how the management proxies intend to vote with respect to such proposal.

Shareholder Communications with our Board

Shareholders wishing to communicate with the Board, any of its committees, or one or more individual directors should send all written communications to: Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary. Written correspondence will be forwarded to the appropriate directors.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact us to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact us to request a single copy in the future. All such requests should be directed to Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary, or by phone at (763) 592-2200.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The 2009 Annual Report including our fiscal 2009 Form 10-K (the “2009 10-K”) (which is not a part of the proxy soliciting materials) is being mailed to shareholders with this proxy statement. The 2009 Form 10-K and the exhibits filed with it are available at our website at www.cariboucoffee.com/aboutus/investorrelations.asp under Corporate Governance, or upon request by any shareholder to Investor Relations at:

Investor Relations
Integrated Corporate Relations
Idalia Rodriquez
(203) 803-8535
ir@cariboucoffee.com

A copy of any or all exhibits to the 2009 10-K will be furnished for a fee, which will not exceed our reasonable expenses in furnishing the exhibits.

By Order of the Board of Directors,

Dan E. Lee
Secretary

Brooklyn Center, Minnesota
March 29, 2010

0000058799_1 R2.09.05.010

02 0000000000

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000
NAME

THE COMPANY NAME INC. – COMMON	SHARES	1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – CLASS A		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – CLASS B		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – CLASS C		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – CLASS D		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – CLASS E		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – CLASS F		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
THE COMPANY NAME INC. – 401 K		1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees

01 Kip R. Caffey	02 Sarah Palisi Chapin	03 Michael J. Coles	04 Wallace B. Doolin	05 Gary A. Graves
06 Charles L. Griffith	07 Charles H. Ogburn	08 Philip H. Sanford	09 Michael J. Tattersfield

The Board of Directors recommends you vote FOR the following proposal (s):		For	Against	Abstain

2	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2011.	☐	☐	☐

3	To consider any other business to properly come before the meeting.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the matter directed by the person(s) signed below. If you make no choice, your proxy will be voted “FOR” proposals 1, 2, and 3.

For address change/comments, mark here. (see reverse for instructions)	☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000058799_2 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

CARIBOU COFFEE COMPANY, INC. Annual Meeting of Shareholders May 13, 2010 10:00 AM This proxy is solicited by the Board of Directors
The shares of stock you hold in your account will be voted as you specify on the reverse side
If no choice is specified, the proxy will be voted “FOR” proposals 1, 2, and 3.
By signing this proxy, you revoke all prior proxies and appoint Timmothy J. Hennessy and Dan E. Lee, and each with the full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side